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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders of
Intercargo Corporation:



We consent to incorporation by reference in the registration statement (No. 333-11867) on Form S-8 of Intercargo Corporation of our report dated February 21, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996, and related schedules, which report appears in the 1998 annual report on Form 10-K of Intercargo Corporation.



/s/ KPMG LLP



Chicago, Illinois
March 26, 1999